As filed with the Securities and Exchange Commission on October 3, 2003 Commission File Number

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                  FORM SB-2 REGISTRATION STATEMENT
                  Under The Securities Act of 1933

                        ROYAL RIDGE, INC.
     Nevada                    5140                  04-3623824
(State or other        (Primary Standard              (Employer
jurisdictions        Industrial Classification      Identification
of incorporation       Identification Number            Number)
or organization

                         2057 Island Circle
                          Weston, FL 33326
                         Telephone: 1-305-970-7039
(Address and telephone number of registrant's principal executive offices and principal place of business.)

                        Business Advantage, Inc.
                         224 South Jones Blvd.
                         Las Vegas, Nevada 89107
                         Telephone: 1-775-782-2250
     (Name, address and telephone number of agent for service)

with copies to:
       Herman G. Herbig, Attorney At Law
       224 South Jones Blvd.
       Las Vegas, Nevada 89107
       Telephone: 1-775-782-2250

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

Approximate date of proposed sale to the public: As soon after the effectiveness of the registration statement as is practicable.


                       CALCULATION OF REGISTRATION FEE
Title of each                 Proposed       Proposed       Amount of
class of       Amount to be    offering       aggregate     registration
securities      registered      price       offering price(2)   fee

common stock(1)  5,615,000      $3.00        $16,845,000      $1,362.76


(1)Represents common stock being registered on behalf of Selling
Security Holders.
(2)Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated September 9, 2003
SUBJECT TO COMPLETION

                        5,615,000 common shares on behalf of
                            selling security holders

                                 Royal Ridge, Inc.

Selling security holders will sell at the fixed price of $3.00 per common share until the common stock is quoted on the bulletin board and thereafter at prevailing market prices.

No public market currently exists for our shares.


We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.

The offering terminates on December 30, 2004.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

PROSPECTUS SUMMARY                          5
RISK FACTORS                                6
   We have not conducted any operations
      to date
   We do not have a market in our
      securities
   The tradability in our stock will be
      limited
   Adverse economic conditions could
      negatively affect demand
   You may experience dilution if we issue
      additional restricted common shares
   We will need to pursue additional debt
      or equity financing
   We may secure long-term debt with our
      Assets
SELLING SECURITY HOLDERS                    9
TERMS OF THE OFFERING                      10
USE OF PROCEEDS                            11
ROYAL RIDGE, INC.                          11
PLAN OF OPERATION                          16
MANAGEMENT                                 18
PRINCIPAL SHAREHOLDERS                     21
CERTAIN TRANSACTIONS                       22
SHARES ELIGIBLE FOR FUTURE SALE            22
MARKET FOR REGISTRANT'S COMMON EQUITY      24
DESCRIPTION OF SECURITIES                  24
INDEMNIFICATION                            25
CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL STATEMENTS                       25
LEGAL MATTERS                              26
LEGAL PROCEEDINGS                          26
ADDITIONAL INFORMATION                     27
EXPERTS                                    28
INTERESTS OF NAMED EXPERTS AND COUNSEL     28
FINANCIAL STATEMENTS                       29

                        Prospectus Summary

Royal Ridge, Inc.

Our executive offices are located at 2057 Island Circle Weston, FL 33326. These offices consist of 1,000 square feet, which are provided rent free by Mr. George Bravo. Our telephone number is 1-305-970-7039.

Corporate
Operations           We are a development stage Company with limited
                     capital, no revenues, no current operations of any type and have experienced losses since inception.

                     Royal Ridge will offer specialty ice cream desserts. The Company intends to market the following products:

                     Specialty desserts -
                        Ice Cream Rolls (4 flavors)
                        Ice Cream Cookie Sandwiches (3 Designs)
                        "Sesetta" Ten Layer Ice Cream Dessert

                     We have not yet begun to market
                     The specialty desserts to distributors and national hotel and restaurant chains.


Financial
Constraints          We currently have limited capital and will require
                     additional funding to expand operations.

Sales by Selling
Security Holders     Selling security holders will sell at the fixed
                     price of $3.00 per common share until the common stock is quoted on the bulletin board and thereafter at prevailing market prices.

                     We are registering common shares on behalf of selling security holders in this prospectus. We will not receive any cash or other proceeds in
                     connection with the subsequent sale.   We are not
                     selling any common shares on behalf of selling security holders and have no control or affect on these selling security holders.

Market for
Common Stock         We currently have no active trading market for our
                     securities. We cannot assure you that an active trading and/or a liquid market will develop in our securities.

Transfer Agent       Florida Atlantic Stock Transfer
                     7130 Nob Hill Road
                     Tamarac, Florida 33321
                     Tel: 954-726-4954

              Risk Factors

1. We have not conducted any operations to date and have not generated any revenues. We may never obtain profitable operations.

We have a no operating history. Since our incorporation and until April 1, 2002 when we acquired the assets used in our current operation, we performed only administrative operations to pursue this offering. We have an accumulated deficit of ($19,055) as of December 31, 2002. We have had no material operating revenue to date and expect to incur losses and administrative expenses until we receive revenues from any
of our proposed operations.   If we cannot generate revenues, we may
never achieve profitable operations.

2. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. The tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements
of Rule 15g-9 under the Exchange Act.   Under this rule, broker/dealers
who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

4. We face operating risks specific to the ice cream business.

 Royal Ridge, Inc. will be subject to all operating risks common to the
ice cream specialty industry.   While the products sold by the company
are all high end, the pricing is competitive, ranging from the mid-to-
upper price range of the specialty dessert market.   In order to
achieve these goals, it will be necessary to establish and maintain the following:

              Credibility with Consumers
              High Quality products from state-of-the-art
              Manufacturing facilities
              Reliable Product Distribution Methods with a National
                     Broker Network.

5.   We will need to pursue additional debt or equity financing to
fully implement our business plan.   Our limited history of operations
may make it difficult for us to obtain such financing.

To fully implement our business plan Royal Ridge, Inc. will require additional funding. If we are unable to obtain funding, we may be unable to commence operations. We have a limited history of operations and we may have difficulty in obtaining financing on reasonable terms. We cannot assure you that our operations will be profitable.

8. We may secure long-term debt with our assets. We may lose these assets if we are unable to meet future debt obligations.

Currently, Royal Ridge, Inc. does not have any long-term debt.
However, Royal Ridge, Inc. may borrow funds from lenders to acquire equipment and, in the future, or Royal Ridge, Inc. may issue corporate debt securities in public or private offerings.

These additional borrowings may be secured by the equipment owned by Royal Ridge, Inc., or the revenue stream from leased equipment. We cannot assure you that we will be able to meet our debt service obligation.

To the extent that we cannot meet our obligations in the future, Royal Ridge will risk the loss of some or all of our assets, including any equipment securing such debt, to foreclosure. This could result in a
financial loss to Royal Ridge.   Adverse economic conditions could
result in higher interest rates on variable rate debt that could impact Royal Ridge's ability to repay the indebtedness as well as compete for new leases.

9. You may experience dilution if we issue additional restricted common shares.

We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Royal Ridge 's, Inc. common shares and investors in this offering.


        Selling Security Holders

Royal Ridge, Inc. shall register pursuant to this prospectus 5,615,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering
Dennis C. Jordan(1)       330,000     330,000       1.910%        0             0%
Craig Thomas(2)           400,000     400,000       2.312%        0             0%
Godfrey Comrie              5,000       5,000       0.029%        0             0%
Herman G. Herbig           75,000      75,000       0.433%        0             0%
Mark W. Sanwo               5,000       5,000       0.029%        0             0%
John J. Jado                5,000       5,000       0.029%        0             0%
Leonardo Castro             5,000       5,000       0.029%        0             0%
Earnest Strong              5,000       5,000       0.029%        0             0%
Binh Nguyen                 2,500       2,500       0.014%        0             0%
Stephanie Geiger            5,000       5,000       0.029%        0             0%
Christian J.C. Herbig       5,000       5,000       0.029%        0             0%
Cris Alaimo                 2,500       2,500       0.014%        0             0%
Aung Maung                  2,500       2,500       0.014%        0             0%
Jean Pailet                 2,500       2,500       0.014%        0             0%
Carol A. McSwiney           5,000       5,000       0.029%        0             0%
Geraldine Salvatorelli      5,000       5,000       0.029%        0             0%
Phyllis M. Hedges           5,000       5,000       0.029%        0             0%
Howard J. Willis            2,500       2,500       0.014%        0             0%
First Source, Inc.(3)      50,000      50,000       0.289%        0             0%
Hector Carrasquillo         5,000       5,000       0.029%        0             0%
Carmen N. Perez             5,000       5,000       0.029%        0             0%
Aida L. Carrasquillo        5,000       5,000       0.029%        0             0%
Jeffrey Carrasquillo        5,000       5,000       0.029%        0             0%
Marilyn Salmonson           5,000       5,000       0.029%        0             0%
Lisa Ross                   5,000       5,000       0.029%        0             0%
Joseph A. Milo             25,000      25,000       0.145%        0             0%
Louis Weisman               5,000       5,000       0.029%        0             0%
William Moreno              2,500       2,500       0.014%        0             0%
Victor Corda              100,000     200,000       1.156%     100,000      0.578%
Richard Kletjian          100,000     200,000       1.156%     100,000      0.578%
Thomas Russell             50,000     100,000       0.578%      50,000      0.289%
Salvatore Balsamo         200,000     200,000       1.156%        0             0%
John Van                  100,000     200,000       1.156%     100,000      0.578%
Craig Rafter              200,000     200,000       1.156%        0             0%
Chris Zizza               200,000     200,000       1.156%        0             0%
Mike Sico                 150,000     300,000       1.734%     150,000      0.867%
Todd Eric Weardon Trust   100,000     200,000       1.156%     100,000      0.578%
Mike Hiler                795,000     795,000       4.590%        0             0%
Frank Bertrand            835,000     835,000       4.825%        0             0%
Davin McAteer              65,000      65,000       0.376%        0             0%
Richard Gabay             135,000     135,000       0.780%        0             0%
John Fashjian             100,000     200,000       1.156%     100,000      0.578%
Todd Russo                250,000     250,000       1.445%        0             0%
Jorge Ortiz               500,000     500,000       2.889%        0             0%
Robert P. Kletjian        200,000     200,000       1.156%        0             0%
Scott Rubinchik            50,000      50,000       0.289%        0             0%
Daniel Mejia               20,000      20,000       0.116%        0             0%
Lisa Albert                10,000      10,000       0.058%        0             0%
William P. Bingham        365,000     365,000       2.109%        0             0%
Jacquelyn Beaudoin         44,100      44,100       0.250%        0             0%


Richard Bigley             10,000      10,000       0.060%        0             0%
Sylvia Brickner             1,000       1,000       0.010%        0             0%
Craig Fichtman              2,500       2,500       0.010%        0             0%
Manuel Fernandez            2,500       2,500       0.010%        0             0%
Seymour Field              30,000      30,000       0.170%        0             0%
Menny Gila                  2,000       2,000       0.010%        0             0%
Peter Grigore               2,500       2,500       0.010%        0             0%
Arnold Kaufman             10,000      10,000       0.058%        0             0%
Janice Linnert              2,000       2,000       0.010%        0             0%
Salvatore Lombardo          4,500       4,500       0.030%        0             0%
Davin McAteer              20,900      20,900       0.120%        0             0%
Margaret McCullum           2,500       2,500       0.010%        0             0%
John Mulroy                 2,500       2,500       0.010%        0             0%
David Nixon                 4,000       4,000       0.020%        0             0%
Max Raver                  10,000      10,000       0.058%        0             0%
Bruce Reingold              5,000       5,000       0.030%        0             0%
Lloyd Rubin                 2,000       2,000       0.010%        0             0%
Nancy Spivack               3,000       3,000       0.020%        0             0%
Heather Stewart             1,000       1,000       0.010%        0             0%
Erin Stokes                 1,000       1,000       0.010%        0             0%
Wayne Tullos                3,000       3,000       0.020%        0             0%
Joseph Turner               4,000       4,000       0.020%        0             0%

1. Dennis C. Jordan is a registered principal and owner of Independent Securities Investors Corporation, a registered broker/dealer.
2. Craig A. Thomas is a registered principal and FINOP of Independent Securities Investors Corporation, a registered broker/dealer.
3.  Arnold Purnell is the sole owner of First Source, Inc.

Mr. Jordan and Mr. Thomas were the previous officers of Royal Ridge, Inc. prior to the change of control and the name change from Business Advantage No. 6, Inc. They purchased the common shares through the ordinary course of business and, at the time of the purchase of the securities to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

            Terms of the Offering

Plan of Distribution.   We are not selling any common shares on behalf
of selling security holders and have no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the over-the-counter
market.   The selling security holders may sell their common shares in
one or more transactions.   These may include "block" transactions in
the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at $3.00 per common share.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Royal Ridge, Inc. is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Royal Ridge, Inc. to their respective outstanding shareholders or partners.

Royal Ridge, Inc. is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Royal Ridge, Inc. will receive no portion of the proceeds from the sale of the common shares by the selling security holders and will bear all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holders).
Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Royal Ridge, Inc. expects to pay offering expenses from revenues that will be generated shortly after operations commence.

Offering Period.   This offering will terminate on or before December
30, 2004.

              Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.


             Royal Ridge, Inc.

Royal Ridge was incorporated on November 12, 1997, in the State of Nevada as Business Advantage No.6. The name was changed on April 15,
2002.     Currently Royal Ridge is in good standing under Nevada state corporate law.

Royal Ridge 's executive offices are located at 2057 Island Circle Weston, FL 33326. These offices consist of 1,000 square feet, which are provided rent free By Mr. George Bravo. Our telephone number is 1-305-970-7039.

As part of our business plan, Royal Ridge shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

Employees.   Royal Ridge, Inc. has no employees.

Acquisition of Assets.   On April 1, 2002, we acquired the assets
necessary to pursue our current operations from Jorge Bravo, Jr. Pursuant to the acquisition agreement, we issued 10,020,000 common
shares to Mr. Bravo.   The officers and directors resigned and Mr.
Bravo and Leo Finklestein were appointed as interim directors. On April 10, 2002 the new board was elected.

The assets acquired were a computer, business plan with contacts of manufacturing and distribution channels, along with templates for advertising, artwork, and recipes. The assets were valued at the fair market value of the common shares issued which approximates the historical cost of the assets to Mr. Bravo.

Business of Royal Ridge

Royal Ridge, Inc. is in the early developmental and promotional stages. To date our only activities have been organizational ones, directed at
developing its business plan.   Royal Ridge, Inc. has not commenced any
commercial operations.

Royal Ridge will participate in the specialty ice cream market which is part of a broader frozen dessert market. Royal Ridge's ice cream rolls, ice cream cookies and mini ice cream cakes are considered novelty ice cream products. Novelty items are separately packaged single servings of a frozen dessert that may or may not contain dairy ingredients.

Sales and Distribution.

Royal Ridge intends to sells its products principally to supermarkets, and to other foods stores. Distribution will be made through independent distributors and commissioned food brokers.

Royal Ridge intends to advertise its product through select food shows, along through advertising through the media, and commercials to the general public.

Royal Ridge intends to attract new markets through the independent efforts of its principal officers, and through the collective efforts
of its officers and their distribution channel contacts.   In each new
market, Royal Ridge generally will be required to pay slotting fees to the supermarket for shelf space. These fees are common in most segments of the food industry and vary from chain to chain. Supermarket chains generally are reluctant to give up shelf space to new products when existing products are performing.

Consequently, the expansion of Royal Ridge to new markets, if any, may be constrained by cash available to pay for slotting fees.

Royal Ridge intends to participate in direct store distribution system. Under this system, Royal Ridge products are distributed directly to the retail ice cream cabinet by independent distributors who primarily distribute ice cream products. This store level distribution allows service to be tailored to the needs of each store. Royal Ridge believes this service ensures proper product handling, quality control, flavor
selection and retail display.   The implementation of this system will
result in an ice cream distribution network capable of providing frequent direct service to grocery stores in every market where Royal
Ridge's products are to be sold.   At this time, Royal Ridge does not
have written agreement with any independent distributor regarding its product distribution.

Manufacturing Process.

Royal Ridge's products are to be manufactured through independent
manufacturers.   Each individual product unit is packed by the
manufacturer.   For quality assurance purposes, Royal Ridge's product
is to be tested by the manufacturer on every shipment to ensure
quality.   Royal Ridge believes that the manufacturer's capacity will meet Royal Ridge projected production requirements for the foreseeable
future.   Royal Ridge intends to pay the manufacturer a fixed fee per
case for manufacturing and packing the product.   At this time, Royal
Ridge does not have a written agreement with any manufacturer.

During fiscal year ending December 31, 2002, the Company did not expend any amounts on research and development costs.

Regulation.

Royal Ridge is subject to regulation by various governmental agencies, including the U.S. Food and Drug Administration and the U. S.
Department of Agriculture.   Royal Ridge's manufacturer must comply
with federal and local environmental laws and regulations relating to
air quality, waste management and other related land use matters.   The
FDA also regulates finished products by requiring disclosure of
ingredients and nutritional information.   The FDA can audit Royal
Ridge or its manufacturer to determine the accuracy of our disclosure. State laws may also impose additional health and cleanliness regulations on our manufacturers.

Royal Ridge believes that it, and its future manufacturers, will be in compliance with these laws and regulations and will passed all regulatory inspections necessary for it to sell its product into the
market.   Royal Ridge believes that the cost of compliance with
applicable governmental laws and regulations is not material to its business.

Competition.

Royal Ridge's intended business is highly competitive.   Royal Ridge's
products compete on the basis of brand image, quality, breadth of
flavor selection and price.   Furthermore, there are relatively few
barriers to new entrants in the ice cream business.   Many of these
competitive products are manufactured by large national or international food companies, with significantly greater resources than
that of Royal Ridge.   Royal Ridge expects strong competition in the
form of price, competition for adequate distribution and limited shelf space. However, despite these factors, Royal Ridge believes that the taste and quality of its products, and its unique product packaging will enable it to effectively compete in its market.

Product Liability.

Royal Ridge intends to engaged in a business that could expose it to possible claims for personal injury resulting from contamination of its
ice cream.   While Royal Ridge believes that through regular product
testing the quality of its products will be carefully monitored, it may be subject to liability due to customer or distributor misuse or
storage.   Royal Ridge maintains product liability insurance against
certain types of claims in amounts which it believes to be adequate. Royal Ridge also maintains an umbrella insurance policy that it believes to be adequate to cover claims made above the limits of its
product liability insurance.   Although no claims have been made
against Royal Ridge or its distributors to date and Royal Ridge believes its current level of insurance to be adequate for its proposed business operations, there can be no assurances that such claims will not arise in the future or this Royal Ridge's policies will be sufficient to pay for such claims.

Reports to Security Holders.   We shall become subject to the
informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other
information with the Securities and Exchange Commission.   We have not
yet filed any reports with the Securities and Exchange Commission.
The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission
in Washington, D.C.    Copies of such material can be obtained from the
Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders:
       -   an annual report containing financial
           information examined and reported upon
           by its certified public accountants;
       -   unaudited financial statements for each
           of the first three quarters of the
           fiscal year; and
       -   additional information concerning the
           business and operations of The Prison
           Connection deemed appropriate by
           the Board of Directors.

              Plan of Operation

We have not had any revenues since inception.

Our ability to continue as a going concern is dependent upon obtaining capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan

Financial Liquidity and Capital Resources. Royal Ridge, Inc. requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan. The initial working capital for Royal Ridge has been obtained through sale of its common stock.

For the years ended December 31, 2002 and 2001, Royal Ridge did not pursue any investing activities.

For the years ended December 31, 2002 and 2001, Royal Ridge did not pursue any financing activities.

On a long-term basis, liquidity is dependent on commencement of operations and the receipt of revenues as well as additional infusions of equity and debt capital. Royal Ridge, Inc. believes that additional equity and debt financing in the short term will allow us to implement the business opportunity. We believe this will result in the receipt
of revenue and increased liquidity in the long term.   However, there
can be no assurance that Royal Ridge will be able to obtain the additional equity or debt financing in the future.

Results of Operations.

For the year ended December 31, 2002,Royal Ridge received no revenues
and had a net loss of ($12,805).   The costs and expenses consisted of
general and administrative expenses including legal and accounting fees and administrative fees and the impairment of the assets acquired during April 2002 valued at $10,020.

For the year ended December 31, 2001,Royal Ridge received no revenues
and had a net loss of ($500).   The costs and expenses consisted of
contributed expenses of $500.

The losses for the June periods are $1,000 for 2003 and $12,555 for 2002 - 2003 consists of contributed expenses and 2002 of the $10,020 in impaired assets and $2,285 in stock issued for services and $250 in contributed expenses

Financial Strategy.
It is our intent to seek and obtain additional equity or debt financing in the future. We will have to pursue some type of financing in the next twelve months to expand operations.

                 Management

Pursuant to the certificate of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Royal Ridge 's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Royal Ridge, Inc. Directors may only be removed for "cause". The term of office of each officer of Royal Ridge, Inc. is at the pleasure of our board of directors.

The principal executive officers and directors of Royal Ridge are as follows:

                                                        Term(s) of
         Name                   Position                  Office
---------------------       -------------------      ----------------
Jorge Bravo, Jr.            President/CEO              April 10, 2002
 Age 40                                                  to present

Leo Finklestein             Secretary/Treasurer        April 10, 2002
 Age 50                                                  to present

Upon commencement of operations, Mr. Bravo and Mr. Finklestein will devote 100% of their time to the operation of the business.

The directors named above will serve until the next annual meeting of
Royal Ridge 's stockholders.   Officers will hold their positions at
the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Royal Ridge, Inc. and any other person under which any director or officer was or is to be selected as a director or officer.

Biographical Information

Jorge Bravo, Jr., President/CEO.

From 1986 to 2000, George Bravo served as Executive Vice President, for
Natural Fruit Corporation; Hialeah, Florida.   Within 2 years of
joining the company as sales manager, he built a customer base for over 500 accounts with over $1,000,000 in sales. He also began distribution outside of the South Florida market, to include Florida, Georgia, and South Carolina. Sold products through a group of over 150 distributors. Developed private label product line, for
     Key Foods
     Trader Joe's
     Harris Teeter
     Super "A" Brand
     A&P Supermarkets
     Furrs
     Dominick's
     Big Y
     Texas Rich Brand

Other Major accounts with over $7,000,000 in sales included:
     Walt Disney World
     Giant Foods
     7-11 Convenience Stores
     Winn Dixie Food Stores
     Miami Seaquarium
     Miami Metro Zoo
     Pro Player Stadium
     Shaw's Supermarkets

At the end of Jorge's tenure at Natural Fruit, sales had grown to over $12,000,000.

From 1990 to 1993    Founded and operated Sun Coast Ice Cream Company
Concurrent with his duties at Natural Fruit. Built Route sales to over $700,000. in 1993 and then sold company to competitor.

Mr. Bravo will be responsible for day-to-day operations of the company.

Mr. Bravo attended the University of Wisconsin-Green Bay from 1980 to 1985, Business Administration with an emphasis in marketing.

Leo Finklestein, Secretary/Treasurer.

Mr. Finklestein has more than 30 years experience in general/operations management in the trucking and recycling business. He has expertise in sales/brokerage and contract negotiations with numerous international contacts.

From 1984 to Present: Employed by L.M.F. Fibres of Weston, Florida as a broker of recycled fibres and trucking services catering to national and international accounts. He performed account service as well as all related management and accounting.

From 1964 to 1984: Employed by Benjamin Finklestein, Inc. of Webster, Massachusetts. Mr. Finklestein supervised all operations of this family business operating in the recycling industry. His duties and responsibilities included the purchasing of all necessary heavy equipment, hiring, training and scheduling sorters, drivers, collectors, bailing machine operators and office support.
He led sales efforts and traveled to paper mills to negotiate contracts. He oversaw insurance and employee benefits. He prepared budgets, controlled costs, performed all necessary accounting, served as a member of the executive team and participated in strategic long term planning, marketing and overall problem solving.

During Mr. Finklestein's tenure at the company, Mr. Finklestein assisted in the start-up, development and growth of this $4 million dollar a year business. The company achieved profitability during every year of operation while enjoying an extremely employee turnover ratio.

From 1971-1974: Mr. Finklestein was president of R.R.&L. Trucking Company, Inc. Mr. Finklestein owned and operated a fleet of trucks for the recycling industry in addition to providing general freight service.

Mr. Finklestein holds an Associates Degree in Business Management from Worchester Junior College of Worchester, Massachusetts. Mr. Finklestein was honorably discharged from the U.S. Army Reserves in 1969.

Remuneration.   No remuneration has been paid to the executive officers
since inception.   Current executive officers did not assume their
positions until fiscal year 2002.

Executive officers will participate in company benefit plans including health insurance, life insurance and future 401K Plans.

Board of Directors Compensation.    Director liability insurance may be
provided to all members of the Board of Directors. Royal Ridge, Inc. has not yet obtained such insurance and does not have any specifics for
available cost and coverage.   Royal Ridge, Inc. does not have a
specific time frame to obtain the insurance.

No differentiation is made in the compensation of "outside directors" and those officers of Royal Ridge, Inc. serving in that capacity.

Management Incentive Plan.   We intend to establish a management
incentive plan by which our executive officers will receive additional annual compensation based on meeting criteria of growth relating to our
sales and profits.   No specific criteria has been determined and no
written agreements have been entered into with members of management.

On April 1, 2002, the executive officers were issued the following common shares valued at $.001 per common share as partial compensation.

Jorge Bravo, Jr.              10,020,000
Leo Finklestein                  485,000
Robert Toombs                    485,000


Upon successfully generating revenue and obtaining a positive cash flow, the following is the estimated salaries that will be paid.

Name and Position     Year     Salary     Bonus    Other    Total
-----------------     ----    --------    -----    -----   --------
Jorge Bravo, Jr.      2003    $100,000        -        -   $100,000
Leo Finklestein       2003    $100,000        -        -   $100,000

                Principal Shareholders

There are currently 17,305,000 common shares outstanding. The following tabulates holdings of shares of Royal Ridge by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Royal Ridge individually and as a group

                         # of shares      % owned      # of shares     % owned
                          currently        before         after          after
Name and Address           owned(1)       offering       offering       offering
Jorge Bravo, Jr.         10,020,000         57.9%      10,020,000        57.9%
2057 Island Circle
Ft. Lauderdale, Florida 33326

Leo Finklestein             485,000          2.8%         485,000         2.8%
1967 Pisces Terrace
Weston, Florida 33327




Officers and Directors
(2 persons) as a group
                         10,505,000         60.7%      10,505,000        60.7%

(1)Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.


               Certain Transactions

Acquisition of Assets.   On April 1, 2002, we acquired the assets
necessary to pursue our current operations from Jorge Bravo, Jr., Pursuant to the acquisition agreement, we issued 10,020,000 common
shares valued at $.001 per common share to Mr. Bravo.   The officers
and directors resigned and Mr. Bravo and Leo Finklestein were appointed as interim directors. On April 10, 2002, the new board was elected.

        Shares Eligible for Future Sale

Royal Ridge currently has 17,305,000 shares of common stock outstanding. Of these, 11,690,000 common shares will be deemed to be restricted securities after the offering. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Royal Ridge 's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person who is not an affiliate of Royal Ridge may sell is not so limited. Non affiliates may each sell without limitation shares held for three years. Royal Ridge will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of Royal Ridge 's Shares in the over-the-counter market,
should a market develop.   Prior to this offering there has been no
public market for the common stock of Royal Ridge.   The effect, if
any, of a public trading market or the availability of shares for sale
at prevailing market prices cannot be predicted.   Nevertheless, sales
of substantial amounts of shares in the public market could adversely effect prevailing market prices.

                   Market for Registrant's Common Equity and
                          Related Stockholder Matters

Market Information.   Royal Ridge's common stock is not listed in the
pink sheets or in the OTC Bulletin Board maintained by the NASD.

After the offering, 11,690,000 common shares will be available to potential resale under the requirements of Rule 144.

Holders.   The approximate number of holders of record of Royal Ridge's no par value common stock, as of August 31, 2003 was 75.

Dividends.   Holders of Royal Ridge 's common stock are entitled to
receive such dividends as may be declared by its board of directors.

           Description of Securities

Our articles of incorporation authorize us to issue up to 50,000,000 common shares, $.001 par value per common share

Common Stock.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Royal Ridge legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the Board of Directors to declare dividends out of any funds legally available therefore. Royal Ridge has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of
Royal Ridge.   Accordingly, future dividends, if any, will depend upon,
among other considerations, Royal Ridge's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Royal Ridge are entitled
to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent. Florida Atlantic Stock Transfer will act as transfer agent for Royal Ridge, Inc.

              Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933. The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Royal Ridge, Inc. may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Royal Ridge, Inc. Royal Ridge, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                 Legal Matters

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Herman G. Herbig, Attorney-At-Law.

                 Legal Proceedings

Royal Ridge, Inc. is not involved in any legal proceedings as of the date of this prospectus.



           Additional Information

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the Rules and Regulations of the Commission.

For further information with respect to Royal Ridge, Inc. and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Jorge Bravo, Jr., President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, this information or
representation must not be relied on as having been authorized by Royal Ridge, Inc. or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Royal Ridge , Inc. since the date hereof.

                   Experts

The audited financial statements included in this prospectus have been so included in reliance on the report of Stark, Winter, Schenkein & Co., LLP, Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


             Interests of Named
             Experts and Counsel

The experts or counsel named in the prospectus are not affiliated with Royal Ridge, Inc.

               Financial Statements

Index to Financial Statements

Independent Auditor's Report dated February 14, 2003
Balance Sheet as of December 31, 2002
Statement of Operations for the years ended December 31, 2002 and 2001, and the Period from Inception (November 12, 1997) to December 31,
  2002
Statements of Cash Flows for the Years ended December 31, 2002 and 2001 and the period from inception (November 12, 1997) to December 31,
  2002
Statement of Stockholders' (Deficit) for the Period from (inception)
  November 12, 1997, through December 31, 2002
Notes to Financial Statements

Unaudited Balance Sheet as of June 30, 2003
Statements of Operations Flows (Unaudited) for the Six Months Ended
  June 30, 2003 and 2002, and the period From Inception (November 12,
  1997) to June 30, 2003
Statements of Cash Flows (Unaudited) For the Six Months Ended June 30,
  2003 and 2002, and the Period From Inception (November 12, 1997) to June 30, 2003
Notes to Financial Statements

REPORT OF INDEPENDENT AUDITORS


Stockholders and Board of Directors
Royal Ridge, Inc.

We have audited the accompanying balance sheet of Royal Ridge, Inc. (A Development Stage Company) as of December 31, 2002, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended December 31, 2002 and 2001 and the period from inception (November 12, 1997) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Ridge, Inc. (A Development Stage Company) as of December 31, 2002, and results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and the period from inception (November 12, 1997) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Stark Winter Schenkein & Co., LLP


Denver, Colorado
February 14, 2003

                           Royal Ridge, Inc.
                       (A Development Stage Company)
                              Balance Sheet
                             December 31, 2002

                               ASSETS

Current Assets:
      Total Current Assets                                 $         -
                                                           ===========

               LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Total current liabilities                                $         -
                                                           -----------
Stockholders' (deficit):
   Common stock, $.001 par value,
    50,000,000 shares authorized,
    17,305,000 shares issued and outstanding                    17,305
   Additional paid in capital                                    1,750
   (Deficit) accumulated during the development stage          (19,055)
                                                           -----------
                                                                     -
                                                           -----------
                                                           $         -
                                                           ===========





See the accompanying notes to the financial statements

                             Royal Ridge, Inc.
                       (A Development Stage Company)
                          Statements of Operations
             For the Years Ended December 31, 2002 and 2001, and
    the Period From Inception (November 12, 1997) to December 31, 2002

                                 Year Ended   Year Ended  Inception to
                                December 31, December 31, December 31,
                                    2002        2001          2002
                                 -----------  -----------  -----------

Revenue                          $         -  $         -  $         -

Operating expenses:
  Impairment of assets                10,020            -       10,020
  General and administrative
     expenses                          2,785          500        9,035
                                 -----------  -----------  -----------
                                      12,805          500       19,055

Net (loss)                       $   (12,805) $      (500) $   (19,055)
                                 ===========  ===========  ===========
Per share information
   - basic and fully diluted

Weighted average shares
   outstanding                    14,270,890    5,000,000    5,618,059
                                 ===========  ===========  ===========
Net (loss) per share             $     (0.00) $     (0.00) $     (0.00)
                                 ===========  ===========  ===========





See the accompanying notes to the financial statements

                     Royal Ridge, Inc.
              (A Development Stage Company)
          Statement of Stockholders' (Deficit)
 For the Period from Inception (November 12, 1997) to December 31, 2002

                                               Additional  (Deficit) Accumulated
                            Common Stock         Paid in        During the
                         Shares       Amount     Capital    Development Stage      Total
Inception                       -     $    -      $    -       $     -           $    -

Shares issued for
 organizational expenses
 at $.00275 per share   5,000,000      2,750           -             -            2,750
Net (loss) for the period       -          -           -        (2,750)          (2,750)
Balance December 31,
   1997                 5,000,000      2,750           -        (2,750)               -

Capital contribution of
   operating expenses           -          -         500             -               500
Net (loss) for the year         -          -           -          (500)             (500)
Balance December 31,
   1998                 5,000,000      2,750         500        (3,250)                -

Capital contribution
   of operating expenses        -          -         500             -               500
Net (loss) for the year         -          -           -          (500)             (500)
Balance December 31,
    1999                5,000,000      2,750       1,000        (3,750)                -
Capital contribution of
   operating expenses           -          -       2,000             -             2,000
Net (loss) for the year         -          -           -        (2,000)           (2,000)
Balance December 31,
   2000                 5,000,000      2,750       3,000        (5,750)                -
Capital contribution of
   operating expenses           -         -         500              -               500
Net (loss) for the year         -         -           -            (500)            (500)
Balance December 31,
   2001                  5,000,000    2,750       3,500          (6,250)               -
Capital contribution of
   operating expenses            -        -         500               -              500
Shares issued for asset
   purchase at $.001
   per share            10,020,000   10,020           -               -           10,020
Shares issued for
   services at $.001
   per share             2,285,000    2,285           -               -            2,285
Reclassification of
   paid in capital               -    2,250      (2,250)              -                -
Net (loss) for the year          -        -           -         (12,805)         (12,805)
Balance December 31,
   2002                 17,305,000  $17,305     $ 1,750        $(19,055)         $     -
</TABLE
See the accompanying notes to the financial statements

                          Royal Ridge, Inc.
                   (A Development Stage Company)
                      Statements of Cash Flows
       For the Years Ended December 31, 2002 and 2001, and the Period From Inception (November 12, 1997) to December 31, 2002

                                        Year Ended        Year Ended        Inception to
                                        December 31,      December 31,      December 31,
                                            2002              2001               2002
                                        -----------       ------------      -------------
Cash flows from operating activities:
Net (loss)                              $   (12,805)      $      (500)   b  $   (19,055)
  Adjustments to reconcile net (loss)
   to net cash provided by
  (used in) operating activities:
  Non cash capital contribution                 500               500             4,000
  Issuance of common shares for
   non cash items                            12,305                 -            15,055
Net cash provided by (used in)
   operating activities                           -                 -                 -

Cash flows from investing activities:
Net cash provided by (used in)
   investing activities                           -                 -                 -

Cash flows from financing activities:
 Net cash provided by (used in)
   financing activities                           -                 -                 -

Net increase in cash                              -                 -                 -

Beginning - cash balance                          -                 -                 -

Ending - cash balance                   $         -       $         -       $         -

Supplemental cash flow information:
  Cash paid for income taxes            $         -       $         -       $         -
  Cash paid for interest                $         -       $         -       $         -





See the accompanying notes to the financial statements

Royal Ridge, Inc.
(A Development Stage Company)
Notes To Financial Statements
December 31, 2002


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on November 12, 1997 in the State of Nevada and is in the development stage. The Company intends to market specialty ice cream deserts. The Company has chosen December 31, as a year-end and has had no significant activity from inception to December 31, 2002.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an
Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.
Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets. During the year ended December 31, 2002 the Company charged $10,020 to operations related to the impairment of certain assets.

Recent Pronouncements

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB
25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In November 2001, the EITF of the FASB issued EITF 01-9 "Accounting for Consideration Given by a Vendor to a Subscriber (Including a Reseller of the Vendor's Products)." EITF 01-9 provides guidance on when a sales incentive or other consideration given should be a reduction of revenue or an expense and the timing of such recognition. The guidance provided in EITF 01-9 is effective for financial statements for interim or annual periods beginning after December 15, 2001. The adoption of EITF 01-9 by the Company did not have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets with definite lives to be held and used or to be disposed of and also issued the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which provides for non-amortization of goodwill and intangible assets that have indefinite useful lives, annual tests of impairments of those assets and interim tests of impairment when an event occurs that more likely than not has reduced the fair value of such assets. The statement also provides specific guidance about how to determine and measure goodwill impairments, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001, and applied to all goodwill and other intangible assets recognized in the financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements had not been issued previously. The Company's adoption of the provisions of SFAS 142 did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 141, "Business Combinations," which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The adoption of SFAS 141 did not have a material impact on the Company's financial position, results of operations or cash flows.

Note 2. STOCKHOLDERS' (DEFICIT)

During March 2002 the Company affected a 5 for 1 forward stock split of its common shares. All share and per share amounts have been restated to give effect to this split.

At inception, the Company issued 5,000,000 shares of its common stock for costs and services related to its organization aggregating $2,750, which approximates the fair market value of the costs and services provided. Accordingly, the Company has recorded a charge to operations of $2,750 during the period ended December 31, 1997.

During April 2002 the Company issued 10,020,000 shares of common stock in exchange for the name Royal Ridge, Inc. and a business and development plan. The value assigned to the shares issued was $.001 per share, which approximates the fair market value of the shares. The aggregate value of the shares issued of $10,202 has been charged to operations during the year ended December 31, 2002 as the Company determined that the value of the assets acquired was impaired. In addition, during April 2002 the Company issued 2,285,000 shares of common stock for services. The value assigned to the shares issued was $.001 per share, which approximates the fair market value of the shares. The aggregate value of the shares issued of $2,285 has been charged to operations during the year ended December 31, 2002.

During the period from inception to December 31, 2002 an affiliate of the Company contributed an aggregate of $2,500 to the capital of the Company consisting of administrative services provided and $1,500 paid for administrative expenses incurred by the Company.

During 2003 the Company intends to file a Form SB-2 registration statement with the Securities and Exchange Commission whereby it will attempt to register common shares to be sold by certain selling shareholders. The Company will receive no cash proceeds from this offering but is paying the costs related to the proposed offering. These costs will be charged to the operations of the Company.

Note 3. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate     34 %
         Effect of operating losses     (34)%
                                        -----
                                            -
                                        =====

As of December 31, 2002, the Company has a net operating loss carryforward of $16,500. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2022. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2002. The difference between the net loss for income tax purposes and the amount recorded in the Company's books and records results from $2,500 in contributed services not being deducted for income tax purposes.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2002, the Company incurred a net loss of $19,055. In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                             Royal Ridge, Inc.
                        (A Development Stage Company)
                               Balance Sheet
                               June 30, 2003
                                (Unaudited)


                      ASSETS

Current Assets:
   Total Current Assets                                    $        -
                                                           ==========
       LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
   Total current liabilities                               $        -
                                                           ----------

Stockholders' (deficit):
   Common stock, $.001 par value,
    50,000,000 shares authorized,
    17,305,000 shares issued and outstanding                   17,305
   Additional paid in capital                                   2,750
   (Deficit) accumulated during the development stage         (20,055)
                                                           ----------
                                                                    -
                                                           ----------
                                                           $        -
                                                           ==========





See the accompanying notes to the financial statements

                             Royal Ridge, Inc.
                        (A Development Stage Company)
                           Statements of Operations
           For the Six Months Ended June 30, 2003 and 2002, and
      the Period From Inception (November 12, 1997) to June 30, 2003
                                (Unaudited)

                                   Six Months  Six Months  Inception
                                     Ended        Ended        to
                                    June 30,     June 30,   June 30,
                                      2003         2002       2003
                                   ----------  ----------  ----------

Revenue                            $        -  $        -  $        -
                                   ----------  ----------  ----------
Operating expenses:
  Impairment of assets                      -      10,020      10,020
  General and administrative
    expenses                            1,000       2,535      10,035
                                   ----------  ----------  ----------
                                        1,000      12,555      20,055
                                   ----------  ----------  ----------
Net (loss)                         $   (1,000) $  (12,555) $  (20,055)
                                   ==========  ==========  ==========
Per share information- basic and fully diluted

Weighted average shares
  outstanding                      17,305,000  11,186,492   6,114,380
                                   ==========  ==========  ==========
Net (loss) per share               $    (0.00) $    (0.00) $    (0.00)
                                   ==========  ==========  ==========





See the accompanying notes to the financial statements

                             Royal Ridge, Inc.
                       (A Development Stage Company)
                         Statements of Cash Flows
        For the Six Months Ended June 30, 2003 and 2002, and the Period From Inception (November 12, 1997) to June 30, 2003
                                (Unaudited)

                                   Six Months  Six Months  Inception
                                     Ended       Ended         to
                                    June 30,    June 30,    June 30,
                                      2003        2002        2003
                                   ----------  ----------  ----------
Cash flows from operating activities:
Net cash provided by (used in)
  operating activities             $        -  $        -  $        -
                                   ----------  ----------  ----------
Cash flows from investing  activities:
Net cash provided by (used in)
  investing activities                      -           -           -
                                   ----------  ----------  ----------
Cash flows from financing activities:
Net cash provided by (used in)
  financing activities                      -           -           -
                                   ----------  ----------  ----------
Net increase in cash                        -           -           -

Beginning - cash balance                    -           -           -
                                   ----------  ----------  ----------
Ending - cash balance              $        -  $        -  $        -
                                   ==========  ==========  ==========
Supplemental cash flow information:
  Cash paid for income taxes       $        -  $        -  $        -
                                   ==========  ==========  ==========
  Cash paid for interest           $        -  $        -  $        -
                                   ==========  ==========  ==========





See the accompanying notes to the financial statements

Royal Ridge, Inc.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2003
(Unaudited)

(1)   Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2002 and the two years then ended, and the period from inception to December 31, 2002, including notes thereto.

(2)   Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti-dilutive.

(3)   Stockholders (Deficit)

During the six months ended June 30, 2003 shareholders of the Company contributed services aggregating $1,000 to the capital of the Company.

(4)   Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period ended June 30, 2003 and the period from inception to June 30, 2003, the Company incurred a net losses of $1,000 and $20,055. In addition, the Company has no revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity financing for its operations. Failure to secure such financing or to raise additional capital or borrow additional funds may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                      PART II
        INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.   Indemnification of Officers and Directors.

The By-Laws of Royal Ridge, Inc. provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and Distribution.   Other
expenses in connection with this offering which will be paid by Royal Ridge , Inc. are estimated to be substantially as follows:

                                                 Amount Payable
Item                                               By Company
                                                 --------------
S.E.C. Registration Fees                         $       750
Printing and Engraving Fees                            2,500
Legal Fees                                            15,000
Accounting Fees and Expenses                           2,500
Miscellaneous                                          2,500
                                                  ----------
Total                                             $   23,250
                                                  ==========


The selling security holders will not pay any expenses in connection with the offering.

Item 26.   Recent Sales of Unregistered Securities.

On April 1, 2002, we issued 10,020,000 common shares to Jorge Bravo, Jr. in exchange for assets valued at $10,020.

On April 1, 2002, we issued 1,315,000 to the following individuals at $.001 per common share for organizational services rendered valued at $1,315.

Victor Corda                     100,000
Richard Kletjian                 100,000
Thomas Russell                    50,000
John Van                         100,000
Mike Sico                        150,000
Todd Eric Weardon Trust          100,000
John Fashjian                    100,000
Todd Russo                       250,000
William P. Bingham               365,000

In addition, Royal Ridge issued 970,000 common shares to officers and directors as partial compensation valued at $970 ($.001 per common share).

All of the above issuances were made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors who were provided access to information regarding the company, including but not limited to: risks, operations, shareholdings, management and financial condition.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation
(3.1)             Bylaws
(4)               Specimen certificate for common
                  stock
(5)               Consent and Opinion of Herman G.
                  Herbig regarding legality of
                  securities registered under
                  this Registration Statement and
                  to the references to such
                  attorney in the prospectus
                  filed as part of this
                  Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Asset Purchase Agreement
                  between Business Advantage No.
                  6, Inc. and Royal Ridge
                  dated April 1, 2002
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable

(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of Stark Winter Schenkein
                  & Co., LLP, Certified Public
                  Accountant
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable


Item 28.   Undertaking.

The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on the 3rd day of October, 2003.

Royal Ridge , Inc.
/s/Jorge Bravo, Jr.
-----------------------------------
By: Jorge Bravo, Jr., President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                  Date


/s/Jorge Bravo, Jr.        President/CEO             10/3/03
-----------------------
Jorge Bravo, Jr.


/s/ Leo Finklestein        Secretary/Treasurer       10/3/03
-----------------------
Leo Finklestein